{LOGO HERE]  DALE MATHESON                              [LIST OF PARTNERS HERE]
CARR-HILTON LOABONTE

CHARTERED ACCOUNTANTS

________________________________________________________________________________



                                                                    EXHIBIT 23.1


May 25, 2006


U.S.  Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: PETROGEN CORP.  - S-8 REGISTRATION OF 5,000,000 SHARES


Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated May 25, 2006, of the following:

Our report dated April 5, 2006 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2005 and 2004 and for the years then ended included in the Company's filing on Form 10-KSB.

Sincerely,


"DALE MATHESON CARR-HILTON LABONTE"


DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants





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